UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2009

Achillion Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33095	52-2113479
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 George Street New Haven, CT	06511
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 624-7000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14a-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 13, 2009, Achillion Pharmaceuticals, Inc. (the “Company”) received notification from the NASDAQ Listings Qualification Department that the Company’s stockholders’ equity of $7,214,000, as reported in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2009 that it filed with the Securities and Exchange Commission, does not comply with the minimum stockholders’ equity requirement of $10,000,000 for continued listing on The NASDAQ Global Market pursuant to NASDAQ Listing Rule 5450(b)(1)(A).

Given the Company’s shareholders’ equity level has fallen below the minimum stockholders’ Equity Standard, the Listing Qualifications Staff is reviewing the Company’s eligibility for continued listing on The NASDAQ Global Market. The Company may also satisfy compliance by meeting the requirements of the Market Value Standard or the Asset/Revenue Standard.

To facilitate the review, the Company expects to provide to the Listing Qualifications Staff a definitive plan to achieve and sustain compliance with NASDAQ Global Market listing requirements. If after the conclusion of its review process, the Listing Qualifications Staff determines that the Company has not presented a definitive plan that is adequate, the Staff will provide written notice to the Company that its common stock will be delisted from The NASDAQ Global Market. In such event, the Company may appeal the Staff’s decisions to a NASDAQ Listing Qualifications Panel. Alternatively, the Company could apply to transfer its listing from The NASDAQ Global Market to The NASDAQ Capital Market, if it meets all requirements for continued listing on that market.

The Company disclaims any intention or obligation to update the statements in this report for purposes of disclosing any action or response that the Company decides to take after the date hereof.

The Company’s press release dated November 17, 2009 with respect to the notification from NASDAQ described above in Item 3.01 is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

99.1	Press release issued by Achillion Pharmaceuticals, Inc. on November 17, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 17, 2009

ACHILLION PHARMACEUTICALS, INC.

By:	/S/ MARY KAY FENTON
Mary Kay Fenton
Chief Financial Officer

Exhibit Index

99.1	Press Release dated November 17, 2009